Exhibit 15.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation in this Registration Statement on Form S-8 filed with the U.S. Securities and Exchange Commission (SEC) of our report dated April 30, 2026, relating to the consolidated financial statements of Prenetics Global Limited appearing in the Annual Report on Form 20-F of Prenetics Global Limited for the years ended December 31, 2025 and 2024, respectively.

/s/ Deloitte Touche Tohmatsu
Hong Kong, People's Republic of China
April 30, 2026